Exhibit 23.3

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" and the use of our report dated February 11, 2000, with respect to the financial statements of Research Sales, Inc. included in the Registration Statement (Form F-3) and related Prospectus of TownPagesNet.com plc for the registration of 7,833,009 of its ordinary shares.

READING, ENGLAND                    /s/  ERNST & YOUNG
DECEMBER 14, 2000